AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2012

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	72-1449411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, LA	70808
(Address of Principal Executive Offices)	(Zip Code)

2009 Employee Stock Purchase Plan

(Full title of the plan)

Sean E. Reilly

Chief Executive Officer

Lamar Advertising Company

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(Name and address of agent for service)

(225) 926-1000

(Telephone number, including area code, of agent for service)

Copy to:

Stacie S. Aarestad, Esq.

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Stock, $.001 par value per share	327,928 shares	$27.97	$9,172,146.16	$1,051.13

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Class A Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Class A Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant’s common stock on June 22, 2012 as reported on The Nasdaq National Market.
(3)	This Registration Statement registers an additional 327,928 shares issuable under our 2009 Employee Stock Purchase Plan (the “2009 Plan”). We have previously registered 588,154 shares issuable under the 2009 Plan (Registration Statement No. 333-160943).

Explanatory Note

Pursuant to General Instruction E to the Registration Statement on Form S-8, Lamar Advertising Company (the “Company”) incorporates by reference the contents of its Registration Statement on Form S-8 filed on July 31, 2009 (File No. 333-160943) relating to its 2009 Employee Stock Purchase Plan (the “Plan”), except as expressly modified herein.

The number of shares of Class A Common Stock of the Company available for delivery under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company equal to the least of (i) 500,000 shares, (ii) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board of Directors. This Registration Statement registers (i) the 77,928 additional shares of Class A Common Stock resulting from the automatic annual increase for fiscal year 2012, and (ii) the 250,000 additional shares of Class A Common Stock added pursuant to the amendment of the 2009 Plan approved by the stockholders at the Company’s 2012 Annual Meeting of Stockholders on May 24, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See Exhibit Index immediately following signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baton Rouge, State of Louisiana, on June 27, 2012.

LAMAR ADVERTISING COMPANY

By:	/s/ Sean E. Reilly
Sean E. Reilly Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lamar Advertising Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Sean E. Reilly	Chief Executive Officer (Principal Executive	June 27, 2012
Sean E. Reilly	Officer)

/s/ Keith A. Istre	Chief Financial Officer (Principal Financial	June 27, 2012
Keith A. Istre	and Accounting Officer)

/s/ Kevin P. Reilly, Jr.	Director	June 27, 2012
Kevin P. Reilly, Jr.

/s/ John Maxwell Hamilton	Director	June 27, 2012
John Maxwell Hamilton

/s/ John E. Koerner, III	Director	June 27, 2012
John E. Koerner, III

/s/ Stephen P. Mumblow	Director	June 27, 2012
Stephen P. Mumblow

/s/ Anna Reilly	Director	June 27, 2012
Anna Reilly

/s/ Wendell Reilly	Director	June 27, 2012
Wendell Reilly

/s/ Thomas V. Reifenheiser	Director	June 27, 2012
Thomas V. Reifenheiser

INDEX

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of Lamar Advertising Company (the “Company”). Previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 0-30242) filed on February 22, 2006 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 0-30242) filed on August 27, 2007 and incorporated herein by reference.

4.3	Specimen certificate for the shares of Class A common stock of the Company. Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-05479) filed on July 31, 1996 and incorporated herein by reference.

5.1	Opinion of Edwards Wildman Palmer LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of KPMG LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Wildman Palmer LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).

99.1	2009 Employee Stock Purchase Plan, as amended. Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 0-30242), filed on May 29, 2012 and incorporated herein by reference.